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                         SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON D.C.   20549

                      ----------------------------------------

                                  FORM 8-K/A NO. 2

                                   CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d) OF

                        THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)       December 15, 1997
                                                 -------------------------------


                                  PREMIER PARKS INC.
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                (Exact name of registrant as specified in its charter)


   Delaware                     0-9789                    13-3995059
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(State or other               (Commission              (IRS Employer
jurisdiction of               File Number)             Identification No.)
incorporation)


              11501 Northeast Expressway, Oklahoma City, Oklahoma 73131
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             (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code     (405) 475-2500
                                                   -----------------------------


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            (Former name or former address, if changed since last report)


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ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS.

            In December 1997, Premier Parks Inc. (the "Company" or the "Registrant") entered into an agreement (the "Walibi Agreement") with three of the principal stockholders of Walibi, S.A. ("Walibi"), pursuant to which the Company acquired on March 26, 1998, approximately 50% of the outstanding capital stock of Walibi (the "Private Acquisition"). The Company will commence a "public takeover bid," as defined and regulated under the Belgian law (the "Walibi Tender Offer"), for the remainder of the outstanding capital stock of Walibi. The Company is also tendering for certain bonds of Walibi.

     Walibi is a corporation (SOCIETE ANONYME) organized under the laws of Belgium. Walibi's stock is currently traded on the Official Market of the Bourse de Bruxelles. It owns six theme parks (the "Walibi Parks"), two located in Belgium, one in The Netherlands and three in France, as well as two smaller attractions in Belgium. Walibi's operations had combined 1997 attendance of approximately 3.5 million.

     The transaction values Walibi at approximately $139.5 million (at the exchange rate of Belgian Francs ("BEF") 37.065 to US$1 on December 31, 1997), based on a multiple of seven times Walibi's 1997 EBITDA. This amount includes the assumption or refinancing of Walibi net indebtedness which aggregated approximately $53.7 million at December 31, 1997. As a result, the aggregate consideration to be paid by the Company for the outstanding stock of Walibi (assuming the Company acquires 100% of the outstanding Walibi capital stock pursuant to the Walibi Tender Offer) will be $85.8 million (based on the year-end exchange rate). The purchase price in the Private Acquisition was paid 80% in cash in BEF and 20% in Common Stock (224,455 shares). Shares of Common Stock issued in the Private Acquisition will not be registered under the Securities Act of 1933, as amended (the "Securities Act") and will be subject to a "lock-up" agreement until June 6, 1998. The Company has agreed to grant certain registration rights under the Securities Act to the sellers in the Walibi acquisition with respect to shares issued in the Private Acquisition.
The consideration offered in the Walibi Tender Offer will be payable at the election of the holders of Walibi capital stock (i) in cash only or (ii) in cash and shares of Common Stock in the same ratio as the Private Acquisition.

     The Company will fund the cash portion of the purchase price of the Walibi acquisition (as well as the refinancing of certain indebtedness of Walibi) from borrowings under a $300.0 million senior secured credit facility entered into by Premier Parks Operations Inc. (a wholly-owned subsidiary of the Company) in March 1998. In addition, the Company will be obligated to issue additional shares of Common Stock in the event certain gross revenue targets are met for the Walibi Parks.

     Under the terms of the Walibi Agreement, the Company has agreed to invest at least BEF 1.4 billion (approximately $38 million based on the year-end exchange rate) in the Walibi Parks over the three years commencing with the 1999 season.


                                         -2-

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ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

      *(a)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.
            Consolidated Financial Statements of Walibi, S.A. at December 31, 1996 and 1997, and for each of the years in the two-year period ended December 31, 1997.

     **(b)  PRO FORMA FINANCIAL INFORMATION.
            Pro Forma Financial Statements of Premier Parks Inc. at December 31, 1996 and 1997, and for each of the years in the two-year period ended December 31, 1997.

       (c)  EXHIBITS.

             *4.1 Amended and Restated Rights Agreement between Premier Parks Inc. and Bank One Trust Company, N.A., as Rights Agent. The Rights Agreement includes as EXHIBIT B the form of Right Certificate and as EXHIBIT C the form of Amended and Restated Certificate of Designations.

            *10.1 Stock Purchase Agreement dated as of December 15, 1997, between the Registrant and Centrag S.A., Karaba N.V. and Westkoi N.V.

            *99.1   Press Release of the Registrant dated December 16, 1997.

             99.2   Press Release of the Registrant dated March 30, 1998.


_________________________
*    Previously filed.
** Incorporated by reference from the Registrant's Registration Statement on Form S-3 (File No. 333-45859) declared effective on March 26, 1998.


                                         -3-

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                                      SIGNATURES
                                      ----------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  April 7, 1998


                                        By:  /s/ JAMES F. DANNHAUSER
                                           --------------------------------
                                             James F. Dannhauser
                                             Chief Financial Officer


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                                    EXHIBIT INDEX


Exhibit No.    Description
-----------    -----------

      *4.1 Amended and Restated Rights Agreement between Premier Parks Inc. and Bank One Trust Company, N.A., as Rights Agent. The Rights Agreement includes as EXHIBIT B the form of Right Certificate and as EXHIBIT C the form of Amended and Restated Certificate of Designations.

     *10.1 Stock Purchase Agreement dated as of December 15, 1997, between the Registrant and Centrag S.A., Karaba N.V. and Westkoi N.V.

     *99.1     Press Release of the Registrant dated December 16, 1997.

      99.2     Press Release of the Registrant dated March 30, 1998.


________________________

*   Previously filed.